UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2025

TERRA PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-40496	81-0963486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West 28th Street, 12th Floor

New York New York 10001

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.00% Notes due 2026	TPTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2025, Terra Property Trust, Inc., a Maryland corporation (the “Company”), held its annual meeting of stockholders, solely by means of a virtual meeting conducted live over the internet, to vote on the Company’s proposals identified in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2025. Stockholders representing 12,644,088.411, or 51.95%, of the 24,338,581 outstanding shares of Class B common stock, par value $0.01 per share, were present in person or by proxy, constituting a quorum under applicable law. A summary of voting results with respect to each proposal is set forth below.

Proposal 1. The Company’s stockholders elected all five director nominees to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualify. The votes with respect to the election of each of the five directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Vikram S. Uppal	11,592,421.693	1,051,666.718	0
Roger H. Beless	11,648,929.602	995,158.809	0
Michael L. Evans	11,640,902.946	1,003,185.465	0
Spencer E. Goldenberg	11,644,607.924	999,480.487	0
Gaurav Misra	11,560,402.528	1,083,685.883	0

Proposal 2. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year. The votes with respect to the ratification of the appointment of KPMG LLP were as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
11,956,791.415	284,659.660	402,637.336	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA PROPERTY TRUST, INC.

Date: June 23, 2025	By:	/s/ Gregory Pinkus
	Name:	Gregory Pinkus
	Title:	Chief Financial Officer